Exhibit 99.1

OxySure Systems (OXYS) Closes $750,000 Institutional Private Placement

FRISCO, Texas, January 2, 2014 -- OxySure(R) Systems, Inc. (OXYS: OTCQB) ("OxySure," or the "Company"), a medical device innovator of life-saving, easy-to-use emergency oxygen solutions with its "oxygen from powder" technology, today announced that it has closed a $750,000 private placement with accredited institutional investors.

The Company entered into a definitive purchase agreement with the investors pursuant to which the Company has sold 750 units of preferred stock and warrants at a price of $1,000 per unit. Each unit consists of one share of Series B convertible preferred stock and a warrant to purchase approximately 909 shares of common stock, at an exercise price of $1.20 per share. The warrants are exercisable immediately upon issuance and will expire on the fourth anniversary of the date the warrants became exercisable. The Series B preferred stock accrues an annual dividend of 6 percent beginning six months after closing. In total, the Series B preferred is convertible into approximately 1,363,636 shares of common stock, and the warrants are exercisable for approximately 681,818 shares of common stock for additional total gross proceeds to the Company of approximately $818,182 if exercised.  The net proceeds to the Company from the offering, after deducting due diligence fees and other offering expenses payable by us, was approximately $677,000, to be used primarily for general corporate purposes.

OxySure Chairman and CEO Julian T. Ross stated: "We believe that this financing from fundamental institutional investors gets us to our next significant milestone and we are looking forward to proceeding with executing our business plan, which is now supported by a stronger balance sheet. We believe this investment led by an experienced and respected institutional health care investor is a significant endorsement of our product value proposition and growth trajectory."

The securities described herein have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

About OxySure Systems, Inc.

OxySure Systems, Inc. (OXYS) is a medical technology company that focuses on the design, manufacture and distribution of specialty respiratory and medical solutions. The company pioneered a safe and easy to use solution to produce medically pure (USP) oxygen from inert powders. The company owns numerous issued patents and patents pending on this technology which makes the provision of emergency oxygen safer, more accessible and easier to use than traditional oxygen provision systems. OxySure's products improve access to emergency oxygen that affects the survival, recovery and safety of individuals in several areas of need: (1) Public and private places and settings where medical emergencies can occur; (2) Individuals at risk for cardiac, respiratory or general medical distress needing immediate help prior to emergency medical care arrival; and (3) Those requiring immediate protection and escape from exposure situations or oxygen-deficient situations in industrial, mining, military, or other "Immediately Dangerous to Life or Health" (IDLH) environments. www.OxySure.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this release that are not historical facts, including, without limitation, statements that relate to the Company's expectations with regard to the future impact on the Company's results from new products in development, may be deemed to be forward-looking statements. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. These statements are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Except as may be required under applicable law, we assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of OxySure Systems, Inc. can be found in the filings of OxySure Systems, Inc. with the U.S. Securities and Exchange Commission.

Contact:

Christian Hansen
Maximum Performance Advisors, Inc.
858-381-4677
christian@maximumperformanceadvisors.com